Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios 5:

We consent to the use of our report dated September 16, 2016, with respect to the statement of assets and liabilities of Prudential Jennison Rising Dividend Fund, a series of Prudential Investment Portfolios 5, including the portfolio of investments, as of July 31, 2016, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the two-year period then ended and the period March 5, 2014 (commencement of operations) to July 31, 2014, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

September 26, 2016

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios 5:

We consent to the use of our report dated September 16, 2016, with respect to the statement of assets and liabilities of Prudential Jennison Conservative Growth Fund, a series of Prudential Investment Portfolios 5, including the portfolio of investments as of July 31, 2016, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the five-year period then ended, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

September 26, 2016